Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results
for First Quarter 2018

Oklahoma City, Oklahoma, May 7, 2018 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter ended March 31, 2018, which include the following highlights:

•	Implemented Management Changes and Announced Process to Review Strategic Alternatives

•	Reducing General and Administrative Cash Expense Rate by One-Third

•	Reallocated Capital to Drill Four Mississippian Wells in the Third Quarter

•	Reaffirming 2018 Guidance

For the first quarter, the Company reported a net loss of $41 million, or $1.18 per share, and net cash provided by operating activities of $30 million. When adjusting these reported amounts for items that are typically excluded by the investment community on the basis that such items affect the comparability of results, the Company’s “adjusted net income” amounted to $5 million, or $0.15 per share, and “operating cash flow” totaled $21 million. Earnings before interest, income taxes, depreciation, depletion, and amortization, adjusted for certain other items, otherwise referred to as “adjusted EBITDA,” for the first quarter was $40 million.(1)
1) The Company has defined and reconciled certain non-GAAP financial measures including adjusted net income, operating cash flow, EBITDA, adjusted EBITDA and adjusted G&A expense, to the most directly comparable GAAP financial measures in supporting tables at the conclusion of this press release under the “Non-GAAP Financial Measures” beginning on page 12.

Included in the Company’s first quarter results is a $32 million charge related to employee termination benefits. Of this amount, $19 million was paid in cash and $13 million was paid in the form of stock-based compensation. As a result of these and other cost-cutting measures, our 2018 first quarter general and administrative expenditures decreased $6 million year-over-year, or 28%.

Liquidity & Capital Structure
As of May 1, 2018, the Company's liquidity totaled $436 million, which includes $18 million of cash and $418 million of borrowing capacity under the credit facility, net of outstanding letters of credit.
The Company currently has no funds drawn under its credit facility. During the quarter, the Company repaid its $36 million building note, resulting in no outstanding long-term debt at March 31, 2018. The Company’s $425 million credit facility borrowing base was unanimously reaffirmed by its lenders at the regularly scheduled spring borrowing base redetermination.

Management Comments
Bill Griffin, President and CEO commented, “The first quarter performance for SandRidge demonstrates the Company’s consistent ability to execute and adapt to change. We successfully initiated a shift in strategy and leadership, while continuing to remain focused on delivering solid operating and financial results.”

Mr. Griffin continued, “We significantly reduced overhead and improved operating margins, which better positions SandRidge to achieve profitable growth and value recognition. Our capital program continues to provide positive results. During the quarter, we completed four new NW STACK Meramec wells with an average 30-Day IP of 675 Boepd, exceeding pre-drill estimates. In the North Park Basin, our capital expenditures were primarily associated with pad drilling within our core area to further define optimal well spacing. As a result, we have seven new North Park wells currently scheduled for completion, with expected significant associated oil production coming online this summer. Most importantly, our program, while delivering strong returns, continues to increase the level of confidence in our undeveloped resource value and potential.

In conjunction with a comprehensive reassessment of the SandRidge drilling portfolio in the current commodity price environment, we have elected to reallocate a portion of our development capital to the Mississippi Lime. We now plan to drill four new wells during the third quarter, which are expected to provide competitive returns and further demonstrate the current undeveloped value in this area after an extended period of drilling inactivity. This change will not impact our 2018 total company guidance.”

Mr. Griffin further added, “Our strong balance sheet remains a key consideration as we advance the formal process announced in March to assess strategic options to unlock and generate meaningful incremental value for all shareholders. We are finalizing a comprehensive reassessment of the Company’s entire drilling inventory, along with the creation of an associated reserve development plan, which will lend support in the evaluation of any strategic alternatives. We and our advisors are committed to a thorough and impartial review of all proposals and will proceed expeditiously to ascertain the best go-forward strategy for SandRidge.”

Operational Results and Activity
During the quarter, production totaled 3.2 MMBoe (29% oil, 22% NGLs and 49% natural gas). The Company averaged one rig in the NW STACK targeting the Meramec and one rig targeting multiple benches of the Niobrara in the North Park Basin. Capital expenditures totaled $37 million.

Mid-Continent Assets in Oklahoma and Kansas
In the first quarter, production in the Mid-Continent totaled 2.9 MMBoe (32 MBoepd, 22% oil). The Company averaged one rig in the NW STACK targeting the Meramec and drilled six SRLs. Of the six wells drilled, five were under the previously announced Drilling Participation Agreement. The Company brought four SRLs online with a combined 30-Day IP averaging 675 Boepd (76% oil). At current commodity prices, these wells have a projected average rate of return in excess of 30%. In addition, four more wells were brought online near or subsequent to quarter end, all with strong preliminary results (less than 30 days). Estimated drilling and completion costs for SRL and XRL wells are currently $4.4 million and $6.5 million, respectively.

Niobrara Asset in North Park Basin, Jackson County, Colorado
Oil production in the North Park Basin totaled 213 MBo (2.4 MBopd) for the first quarter. The Company averaged one rig targeting multiple benches in the Niobrara and drilled four XRLs and one SRL. The four XRLs conclude the drilling of an eight well wine rack spacing test. Five new wells and two remaining DUCs are currently beginning completion operations and are expected to come online late in the second quarter or early in the third quarter. Additionally, one XRL and one SRL were brought online during the first quarter.
During the quarter, the Company signed a definitive agreement for a small scale modular gas to liquids (“GTL”) processing facility to be placed at the Big Horn tank battery. The facility will be constructed and operated by a third party at no cost to SandRidge.  Both companies will share proceeds from associated liquids recovery by this gas processing. The initial facility is expected to process approximately 500 Mcf per day. The facility provides a scalable gas processing option while the Company advances its long-term development of pipeline takeaway. Upon successful installation of the facility in 2019, the Company will evaluate the potential to add additional GTL facilities.

Other Operational Activities
During the first quarter, Permian Central Basin Platform properties produced 114 MBoe (1.3 MBoepd, 81% oil, 12% NGLs, 7% natural gas).

Conference Call Information
The Company will host a conference call to discuss these results on Tuesday, May 8, 2018 at 8:00 am CT. The telephone number to access the conference call from within the U.S. is (833) 245-9650 and from outside the U.S. is (647) 689-4222. The passcode for the call is 2689729. An audio replay of the call will be available from May 8, 2018 until 11:59 pm CT on June 8, 2018. The number to access the conference call replay from within the U.S. is (800) 585-8367 and from outside the U.S. is (416) 621-4642. The passcode for the replay is 2689729.
A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

2018 Operational and Capital Expenditure Guidance
Presented below is the Company’s capital expenditure and operational guidance for 2018.

Guidance
Projection as of
May 7, 2018
Production
Oil (MMBbls)	3.4 - 3.6
Natural Gas Liquids (MMBbls)	2.6 - 2.8
Total Liquids (MMBbls)	6.0 - 6.4
Natural Gas (Bcf)	31.5 - 33.0
Total (MMBoe)	11.3 - 11.9

Price Differential
Oil (per Bbl)	$2.80
Natural Gas Liquids (realized % of NYMEX WTI)	33%
Natural Gas (per MMBtu)	$1.20

Expenses
LOE	$95 - $105 million
Adjusted G&A Expense[1]	$41 - $44 million

% of Revenue
Production Taxes	4.80%

Capital Expenditures ($ in millions)
Drilling and Completion
Mid-Continent	$17 - $19
North Park Basin	65 - 73
Other[2]	34
Total Drilling and Completion	$116 - $126

Other E&P
Land, G&G, and Seismic	$15
Infrastructure[3]	15
Workover	25
Capitalized G&A and Interest	8
Total Other Exploration and Production	$63

General Corporate	1
Total Capital Expenditures	$180 - $190
(excluding acquisitions and plugging and abandonment)

1)
Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release under "Non-GAAP Financial Measures" beginning on page 12. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

2)	Primarily 2017 Carryover

3)	Includes Production Facilities, Pipeline ROW and Electrical

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended March 31,
	2018	2017
Production - Total
Oil (MBbl)	926	1,134
NGL (MBbl)	700	887
Natural Gas (MMcf)	9,487	11,766
Oil equivalent (MBoe)	3,207	3,982
Daily production (MBoed)	35.6	44.2

Average price per unit
Realized oil price per barrel - as reported	$57.60	$49.19
Realized impact of derivatives per barrel	(8.40)	0.27
Net realized price per barrel	$49.20	$49.46

Realized NGL price per barrel - as reported	$23.41	$16.27
Realized impact of derivatives per barrel	—	—
Net realized price per barrel	$23.41	$16.27

Realized natural gas price per Mcf - as reported	$1.82	$2.37
Realized impact of derivatives per Mcf	0.17	(0.08)
Net realized price per Mcf	$1.99	$2.29

Realized price per Boe - as reported	$27.12	$24.65
Net realized price per Boe - including impact of derivatives	$25.21	$24.49

Average cost per Boe
Lease operating	$7.71	$6.28
Production taxes	$1.47	$0.80
Depletion (1)	$8.73	$6.78

Earnings per share
(Loss) earnings per share applicable to common stockholders
Basic	$(1.18)	$1.90
Diluted	$(1.18)	$1.90

Adjusted net income per share available to common stockholders
Basic	$0.15	$0.78
Diluted	$0.15	$0.78

Weighted average number of shares outstanding (in thousands)
Basic	34,575	26,801
Diluted (2)	34,637	26,801

(1)	Includes accretion of asset retirement obligation.

(2)	Includes shares considered antidilutive for calculating loss per share in accordance with GAAP.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three months ended March 31, 2018 at the same level of detail as its full year capital expenditure guidance.

Three Months Ended
March 31, 2018
(In thousands)

Drilling and Completion
Mid-Continent	$1,917
North Park Basin	8,234
Other[1]	15,565
Total Drilling and Completion	25,716

Other E&P
Land, G&G, and Seismic	1,691
Infrastructure[2]	1,975
Workovers	6,368
Capitalized G&A and Interest	1,516
Total Other Exploration and Production	11,549

General Corporate	—

Total Capital Expenditures	$37,265
(excluding acquisitions and plugging and abandonment)

1) Primarily 2017 Carryover
2) Infrastructure - Production Facilities, Pipeline ROW and Electrical

Derivative Contracts
In light of the high correlation between NGL and NYMEX WTI prices, the Company manages a portion of its NGL price exposure using NYMEX WTI contracts at a three-to-one (3:1) NGL to crude ratio. The table below sets forth the Company’s consolidated oil and natural gas price swaps for 2018 and 2019 as of May 1, 2018:

	Quarter Ending

	3/31/2018	6/30/2018	9/30/2018	12/31/2018	FY 2018
WTI Swaps:
Total Volume (MMBbls)	1.05	1.00	0.92	0.83	3.80
Daily Volume (MBblspd)	11.7	11.0	10.0	9.0	10.4
Swap Price ($/bbl)	$55.46	$55.50	$56.04	$56.12	$55.75

Natural Gas Swaps:
Total Volume (Bcf)	6.30	3.64	3.68	3.68	17.30
Daily Volume (MMBtupd)	70.0	40.0	40.0	40.0	47.4
Swap Price ($/MMBtu)	$3.24	$3.11	$3.11	$3.11	$3.16

	3/31/2019	6/30/2019	9/30/2019	12/31/2019	FY 2019
WTI Swaps:
Total Volume (MMBbls)	0.45	0.46	0.46	0.46	1.83
Daily Volume (MBblspd)	5.0	5.0	5.0	5.0	5.0
Swap Price ($/bbl)	$54.29	$54.29	$54.29	$54.29	$54.29

Capitalization
The Company’s capital structure as of March 31, 2018 and December 31, 2017 is presented below:

	March 31, 2018	December 31, 2017
	(In thousands)

Cash, cash equivalents and restricted cash	$29,178	$101,308

Credit facility	$—	$—
Building note	—	37,502
Total debt	—	37,502

Stockholders’ equity
Common stock	36	36
Warrants	88,500	88,500
Additional paid-in capital	1,052,718	1,038,324
Accumulated deficit	(327,814)	(286,920)
Total SandRidge Energy, Inc. stockholders’ equity	813,440	839,940

Total capitalization	$813,440	$877,442

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenues
Oil, natural gas and NGL	$86,966	$98,149
Other	162	201
Total revenues	87,128	98,350
Expenses
Production	24,713	25,023
Production taxes	4,700	3,176
Depreciation and depletion—oil and natural gas	27,997	26,980
Depreciation and amortization—other	3,153	3,837
Impairment	4,170	2,531
General and administrative	14,022	19,538
Shareholder activism costs	407	—
Employee termination benefits	31,587	400
Loss (gain) on derivative contracts	18,330	(34,183)
Other operating expense	16	268
Total expenses	129,095	47,570
(Loss) income from operations	(41,967)	50,780
Other (expense) income
Interest expense, net	(948)	(939)
Gain on extinguishment of debt	1,151	—
Other income, net	873	970
Total other income	1,076	31
(Loss) income before income taxes	(40,891)	50,811
Income tax expense	3	3
Net (loss) income	$(40,894)	$50,808
(Loss) earnings per share
Basic	$(1.18)	$1.90
Diluted	$(1.18)	$1.90
Weighted average number of common shares outstanding
Basic	34,575	26,801
Diluted	34,575	26,801

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$27,013	$99,143
Restricted cash - other	2,165	2,165
Accounts receivable, net	67,992	71,277
Derivative contracts	—	1,310
Prepaid expenses	4,241	5,248
Other current assets	11,288	15,954
Total current assets	112,699	195,097
Oil and natural gas properties, using full cost method of accounting
Proved	1,103,921	1,056,806
Unproved	91,793	100,884
Less: accumulated depreciation, depletion and impairment	(486,645)	(460,431)
	709,069	697,259
Other property, plant and equipment, net	216,865	225,981
Other assets	1,343	1,290
Total assets	$1,039,976	$1,119,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$118,866	$139,155
Derivative contracts	19,952	10,627
Asset retirement obligations	40,943	41,017
Other current liabilities	425	8,115
Total current liabilities	180,186	198,914
Long-term debt	—	37,502
Derivative contracts	5,143	3,568
Asset retirement obligations	37,398	36,527
Other long-term obligations	3,809	3,176
Total liabilities	226,536	279,687
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 35,560 issued and outstanding at March 31, 2018 and 35,650 issued and outstanding at December 31, 2017	36	36
Warrants	88,500	88,500
Additional paid-in capital	1,052,718	1,038,324
Accumulated deficit	(327,814)	(286,920)
Total stockholders’ equity	813,440	839,940
Total liabilities and stockholders’ equity	$1,039,976	$1,119,627

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(40,894)	$50,808
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Provision for doubtful accounts	(335)	—
Depreciation, depletion and amortization	31,150	30,817
Impairment	4,170	2,531
Debt issuance costs amortization	117	78
Amortization of premiums and discounts on debt	(47)	(75)
Gain on extinguishment of debt	(1,151)	—
Loss (gain) on derivative contracts	18,330	(34,183)
Cash paid on settlement of derivative contracts	(6,119)	(638)
Stock-based compensation	15,872	3,261
Other	(235)	360
Changes in operating assets and liabilities	9,549	11,277
Net cash provided by operating activities	30,407	64,236
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(65,527)	(43,686)
Acquisition of assets	—	(48,073)
Proceeds from sale of assets	955	10,203
Net cash used in investing activities	(64,572)	(81,556)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of borrowings	(36,304)	—
Debt issuance costs	—	(1,488)
Cash paid for tax withholdings on vested stock awards	(1,661)	(1,424)
Net cash used in financing activities	(37,965)	(2,912)
NET DECREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(72,130)	(20,232)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	101,308	174,071
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$29,178	$153,839
Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$28,258	$2,954
Equity issued for debt	$—	$(268,779)

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities, as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Net cash provided by operating activities	$30,407	$64,236
Changes in operating assets and liabilities	(9,549)	(11,277)
Operating cash flow	$20,858	$52,959

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net (loss) income before income tax expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry, for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development, and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Net (loss) income	$(40,894)	$50,808

Adjusted for
Income tax expense	3	3
Interest expense	1,107	1,142
Depreciation and amortization - other	3,153	3,837
Depreciation and depletion - oil and natural gas	27,997	26,980
EBITDA	(8,634)	82,770

Asset impairment	4,170	2,531
Stock-based compensation	2,922	3,261
Loss (gain) on derivative contracts	18,330	(34,183)
Cash paid upon settlement of derivative contracts	(6,119)	(638)
Employee termination benefits	31,587	400
Restructuring costs	—	2,607
Gain on extinguishment of debt	(1,151)	—
Shareholder activism costs	407	—
Other	(1,175)	(1,030)

Adjusted EBITDA	$40,337	$55,718

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Net cash provided by operating activities	30,407	$64,236

Changes in operating assets and liabilities	(9,549)	(11,277)
Interest expense	1,107	1,142
Employee termination benefits (1)	18,637	400
Restructuring costs	—	2,607
Income tax expense	3	3
Shareholder activism costs	407	—
Other	(675)	(1,393)

Adjusted EBITDA	$40,337	$55,718

(1) Excludes associated stock-based compensation.

Reconciliation of Net (Loss) Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net (loss) income as net (loss) income excluding items that the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net (loss) income available to common stockholders	$(40,894)	$(1.18)	$50,808	$1.90

Asset impairment	4,170	0.12	2,531	0.09
Loss (gain) on derivative contracts	18,330	0.53	(34,183)	(1.28)
Cash paid upon settlement of derivative contracts	(6,119)	(0.18)	(638)	(0.02)
Employee termination benefits	31,587	0.91	400	0.01
Restructuring costs	—	—	2,607	0.10
Gain on extinguishment of debt	(1,151)	(0.03)	—	—
Other	(581)	(0.02)	(637)	(0.02)

Adjusted net income available to common stockholders	$5,342	$0.15	$20,888	$0.78

	Basic	Diluted (1)	Basic	Diluted (1)
Weighted average number of common shares outstanding	34,575	34,637	26,801	26,801

Total adjusted net income per share	$0.15	$0.15	$0.78	$0.78

(1) Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating loss per share in accordance with GAAP.

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period, and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs, and other non-recurring cash items which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, as shown in the following tables.

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$14,022	$4.37	$19,538	$4.91
Stock-based compensation (1)	(2,921)	(0.91)	(3,259)	(0.82)
Restructuring costs	—	—	(2,607)	(0.66)
Adjusted G&A	$11,101	$3.46	$13,672	$3.43

(1)	Three-month period ended March 31, 2018 excludes approximately $13.0 million for the acceleration of certain stock awards.

For further information, please contact:
Johna Robinson
Investor Relations
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102-6406
(405) 429-5515

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “2018 Operational and Capital Expenditure Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, and development plans and appraisal programs, drilling inventory and locations, estimated oil, and natural gas and natural gas liquids production, reserves, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and infrastructure assessment and investment. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.
SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippi Lime formation in Oklahoma and Kansas. Development activity is currently focused on the Meramec formation in the NW STACK Play in Oklahoma and multiple oil rich Niobrara benches in the North Park Basin in Colorado.